Exhibit 23(i)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 28, 1995, included in U-Ship, Inc.'s registration statement on Form SB-2, as amended May 29, 1996 and to all references to our firm included in this registration statement.

                                                     Arthur Andersen LLP


Minneapolis, Minnesota,
June 19, 1996